EXHIBIT 10.1

     AGREEMENT, entered into as of November 20, 1996, and made retroactively effective as of June 24, 1996, between Kideo Productions, Inc., a Delaware corporation (the "Company"), having its principal executive offices at 611 Broadway, New York, New York 10012, and Richard L. Bulman* (the "Indemnitee"), whose address is c/o Kideo Productions, Inc., 611 Broadway, New York, NY 10012.

     WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available; and the Indemnitee is a director or officer of the Company;

     WHEREAS, on June 24, 1996 the Securities and Exchange Commission declared effective the Company's Registration Statement relating to the initial public offering of its Common Stock and Redeemable Warrants (the "IPO"), and both Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today's environment;

     WHEREAS, substantial changes in the marketplace for director and officer liability insurance it has made it increasingly more difficult to obtain and maintain such insurance on terms providing reasonable protection at reasonable cost;

     WHEREAS, the Certificate of Incorporation and By-Laws of the Company require the Company to indemnify its directors and officers to the full extent permitted by law; and the Certificate of Incorporation requires the Company to advance expenses to them in connection therewith; and the Indemnitee has been serving and continues to serve as a director or officer of the Company in part in reliance on such requirements;

     WHEREAS, in recognition of (i) the Indemnitee's need for substantial protection against personal liability in order to enhance the Indemnitee's continued service to the Company in an effective manner, (ii) the increasing difficulty in obtaining satisfactory director and officer liability insurance coverage, and (iii) the Indemnitee's reliance on the aforesaid Certificate of Incorporation and By-Laws, and also in part to provide the Indemnitee with specific contractual assurance that the protection promised by such Certificate of Incorporation and By-Laws will be available to the Indemnitee (regardless of, among other things, any amendment thereto or revocation thereof, or any change in the composition of the Company's Board of Directors, or any acquisition
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[*Note: Agreements identical to this one in every respect were also entered into
(and made retroactively effective) as of the same dates as above with the following persons (who, together with Mr. Bulman, constitute all of the Company's directors and executive officers: Charles C. Johnston, Thomas Griffin, Richard D. Bulman, Michael B. Solovay, Robert J. Riscica, Marvin H. Goldstein, Joanne Denk, and Bradley Dahl.]

transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under the Company's directors' and officers' liability insurance policies;

     NOW, THEREFORE, in consideration of the premises and of the Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

     Section 1. Certain Definitions.

     "Beneficial Owner" and "Beneficial Ownership" -- shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act or in any successor rule or regulation thereto.

     "Change in Control" -- shall be deemed to have occurred if:

     (i) any Person (other than an Excluded Person) becomes, after the IPO, the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the total voting power represented by the Company's then-outstanding Voting Securities; or

     (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors (or nomination for election by the Company's stockholders) was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

     (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least eighty (80%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

     (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company's assets.

     "Claim" -- any threatened, pending or completed action, suit or proceeding, whether instituted by the Company or any other party; or any inquiry or investigation that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding; in each case whether civil, criminal, administrative, investigative or other.

     "Exchange Act" -- the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

     "Excluded Person" -- any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or Richard L. Bulman or any Group of which he is part.

     "Expenses" -- include attorneys' fees and all other costs, expenses, liabilities and obligations paid or incurred (including on appeal) in connection with investigating, defending, being a witness in or participating in, or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event.

     "Group" -- any "group" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (or in the corresponding sections or other provisions of any successor statute thereto).

     "Indemnifiable Event" -- any event or occurrence related to the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, managing member, trustee, agent or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity.

     "Independent Legal Counsel" -- an attorney or firm of attorneys, selected in accordance with the provisions of Section 3, who shall not have otherwise performed services for the Company or the Indemnitee within the last three (3) years (other than with respect to matters concerning the rights of the Indemnitee under this Agreement or of other indemnitees under similar indemnity agreements).

     "Person" -- any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (or in the corresponding sections or other provisions of any successor statute thereto).

     "Potential Change in Control" -- shall be deemed to have occurred if: (i) the Company enters into an agreement the consummation of which would result in the occurrence of a Change in Control; (ii) any Person (including the Company, but excluding Richard L. Bulman or any Group of which he is part) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) any Person (other than an Excluded Person) who currently is, or after the IPO becomes, the Beneficial Owner, directly or indirectly, of securities of the Company representing nine percent (9.0%) or more of the combined voting power of the Company's then outstanding Voting Securities, increases his Beneficial Ownership of such securities by five percentage points (5%) or more over the percentage so owned by such Person; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

     "Reviewing Party" -- shall mean one of the following (as determined pursuant to Sections 2.3 and 3.1 below): (i) any person or persons, not party to the particular Claim for which the Indemnitee is seeking indemnification, selected by the Board of Directors from among its own members and/or such other individuals as the Board may deem appropriate in its discretion; or (ii) Independent Legal Counsel.

     "Voting Securities" -- any securities of the Company which vote generally in the election of directors.

     Section 2. Basic Indemnification Arrangement.

     2.1 If the Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, then the Company shall indemnify the Indemnitee to the fullest extent permitted by law as soon as practicable (but in any event no later than thirty (30) days after written demand is presented to the Company) against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by the Indemnitee, the Company shall advance (within five (5) business days of such request) any and all Expenses to the Indemnitee (an "Expense Advance").

     2.2 Notwithstanding Section 2.1 above: (i) the Company shall have no obligations under said Section if the Reviewing Party shall have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 hereof is involved) that the Indemnitee would not be permitted to be indemnified under applicable law; and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2.1 shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that the Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided that, if the Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law, then, until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed), (a) any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding, and (b) the Indemnitee shall not be required to reimburse the Company for any Expense Advance.

     2.3 If there has not been a Change in Control, then the Reviewing Party shall be selected by the Board of Directors. If there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), then the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party, or if the Reviewing Party determines that the Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, then: (i) the Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor; and (ii) the Company hereby consents to service of process and to appear in any such proceeding.

     2.4 Except as provided to the contrary in the foregoing provisions of this
Section 2 or elsewhere in this Agreement, any determination by the Reviewing Party shall be conclusive and binding on the Company and the Indemnitee.

     2.5 Notwithstanding anything in this Agreement to the contrary, the Indemnitee shall not be entitled, prior to a Change in Control, to indemnification pursuant to this Agreement in connection with any Claim initiated by the Indemnitee unless the Board of Directors has authorized or consented to the initiation of such Claim.

     Section 3. Change in Control.

     3.1 The Company agrees that, if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement (or any other agreement or provision of the Company's Certificate of Incorporation or By-Laws now or hereafter in effect relating to Claims for Indemnifiable Events), the Company shall seek legal advice only from Independent Legal Counsel selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law.

     3.2 The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

     Section 4. Establishment of Trust.

     4.1 In the event of a Potential Change in Control, the Company shall (i) upon written request by the Indemnitee, create a trust for the benefit of the Indemnitee, and (ii) from time to time upon the written request(s) of the Indemnitee, fund such trust in an amount sufficient to satisfy all of the following: (a) all Expenses reasonably anticipated, at the time of the Indemnitee's request at issue, to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event; and
(b) all judgments, fines and penalties relating to, and all settlement amounts of all Claims relating to, any Indemnifiable Event which, at the time of the Indemnitee's request at issue, (1) have not previously been advanced or reimbursed to the Indemnitee pursuant hereto and (2) have actually been paid by the Indemnitee, or have been agreed or proposed to be paid by the Indemnitee, or have been determined to be payable by the Indemnitee pursuant to an order or decree of a court (or other legally constituted adjudicative body) of competent jurisdiction, or are then otherwise reasonably anticipated to be paid by the Indemnitee.

     4.2 The trustee shall be chosen by the Indemnitee. In any case in which an Independent Legal Counsel is the Reviewing Party, the amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by such Independent Legal Counsel, whose determination shall be

     Section 6. Partial Indemnity, etc.

     6.1 If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, then the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

     6.2 Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

     Section 7. Burden of Proof and Presumptions.

     7.1 In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

     7.2 For purposes of this Agreement, the termination of any claim, action, suit or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

     7.3 Prior to the commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law, neither (i) the failure of the Reviewing Party to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor (ii) an actual determination by the Reviewing Party that the Indemnitee has not met such standard of conduct or did not have such belief, shall either (a) be a defense to the Indemnitee's claim that he should be indemnified under applicable law or (b) create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief.

     Section 8. Remedies Cumulative. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Company's Certificate of Incorporation or By-laws, the Delaware General Corporation Law, or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Certificate of Incorporation and By-laws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. The Indemnitee's exercise of any one of his rights or remedies available hereunder shall not preclude his exercise of any other right or remedy then available to him, whether hereunder or at law or in equity.

     Section 9. Liability Insurance. The Company shall: (i) obtain promptly after the date hereof, to the extent available, an insurance policy (or policies) providing to the Indemnitee, in accordance with the terms thereof, directors' and officers' liability insurance; and (ii) maintain such policy (or policies) in effect for not less than five (5) years from the date hereof. At all times during the period such policy is (or policies are) maintained, the Indemnitee shall be covered thereby, in accordance with the terms thereof, to the maximum extent of the coverage available for any other director or officer of the Company. Notwithstanding the foregoing, the Company may at any time substitute for such policy (or policies) one or more new directors' and officers' liability insurance policies which (a) provide for substantially the same coverage with respect to the Company's directors and officers and (b) contain terms and conditions no less advantageous to the Indemnitee than the then-existing policy (or policies).

     Section 10. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Indemnitee or the Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided that, if any shorter period of limitations is otherwise applicable to any such cause of action, then such shorter period shall govern.

     Section 11. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

     Section 12. No Duplication or Set-Off.

     12.1 The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against the Indemnitee to the extent that the Indemnitee has otherwise actually received payment (under any insurance policy, By-Law or otherwise) of the amounts otherwise indemnifiable hereunder.

     12.2 No unpaid sums accrued, due or otherwise owing to the Indemnitee which are owing to him from the Company (or another enterprise to which the Indemnitee is rendering services at the Company's request) as a result of any obligations or liabilities unrelated to the Company's obligations hereunder (any such sums, "Unrelated Payments"), and which are subsequently paid to him, shall operate in any way as a set-off or deduction against any amount that the Indemnitee is entitled to receive hereunder. Similarly, no payment to the Indemnitee of any amount that he is entitled to receive hereunder shall operate in any way as a deduction or set-off against any Unrelated Payments. In addition, no amount that the Indemnitee is entitled to receive hereunder shall be subject to any deduction, counterclaim, set-off, recoupment or other reduction of any kind that may be asserted or claimed for any reason whatsoever by the Company (or another enterprise to which the Indemnitee is rendering services at the Company's request).

     Section 13. Governing Law; Jurisdiction; Service of Process.

     13.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state (without giving effect to the principles of conflicts of laws).

     13.2 In respect of any action or proceeding arising out of or relating to this Agreement or instituted hereunder, or based upon any document subsequently delivered pursuant hereto, the Company and the Indemnitee each irrevocably (i) consents to the jurisdiction of any state or federal court located within the State of Delaware and (ii) waives any objection to venue, or to the inconvenience of the forum, of any such court.

     13.3 In any such action or proceeding, the Company and the Indemnitee each hereby (i) waives personal service of any summons, complaint or other process and (ii) agrees that service thereof may be made by certified mail (postage prepaid, return receipt requested), by FedEx, or by U.S. Express Mail, in each case addressed to the recipient at its address specified below, and that service so made shall be deemed to have the same force and effect as personal service made in compliance with all applicable Delaware laws and rules.

If to the Company:      At its address specified on the first page hereof (or
                        at such other address as may then be the location of the Company's principal executive offices)

If to Indemnitee:       At his address specified on the first page hereof (or
                        at such other address as may then be the last address of the Indemnitee's known to the Company as being the address of his principal residence)


     Section 14. Miscellaneous.

     14.1 Amendments, etc. No supplement, modification, amendment or termination of this Agreement or any part hereof shall be binding unless executed in writing by both parties hereto.

     14.2 Waivers and Delays. Any party's failure to comply or delay in complying with any obligation, covenant or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by such party. Except to the extent that any such instrument shall expressly provide otherwise, no waiver of any such failure, and no other failure to insist or delay in insisting upon strict compliance with any obligation, covenant or condition herein, shall operate as a waiver of, or estoppel with respect to, any subsequent or other such failure (whether or not similar or identical to the failure in question). In addition, no failure or delay on the part of any party in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof unless (i) the same is subsequently expressly waived in a written instrument signed by such party or (ii) this Agreement expressly provides that the same may be exercised only at or during a specified time.

     14.3 Binding Effect, etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request. This Agreement supersedes all prior oral and written agreements and understandings (if any) between the Indemnitee and the Company concerning any contractual right of the Indemnitee to be indemnified by the Company upon grounds or under circumstances identical or similar to those contemplated herein.

     14.4 Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect, and of the remaining provisions hereof, shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

     14.5 Headings; Counterparts. Section headings are used for convenience only and shall in no way affect the construction of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


KIDEO PRODUCTIONS, INC.


By /s/ Richard L. Bulman
   ---------------------
       Richard L. Bulman
       President



/s/ Richard L. Bulman
---------------------
    Richard L. Bulman